UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

R.R. Donnelley & Sons Company

(Exact name of Registrant as specified in its charter)

Delaware	0-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2011, R.R. Donnelley & Sons Company (the “Company”) entered into an accelerated share repurchase agreement (the “ASR”) with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPM”), under which the Company will repurchase shares of its common stock. The Company is acquiring its shares under the ASR as part of its previously announced program that authorizes the repurchase of up to $1.0 billion of the Company’s common stock. Pursuant to the terms of the ASR, the Company paid $500 million to JPM on May 10, 2011, and JPM made an initial delivery to the Company of 19,940,179 shares of the Company’s common stock (equivalent to 80% of the number of shares of the Company’s common stock that could be purchased for $500 million based on the closing price of the Company’s common stock on May 9, 2011).

The total number of shares of the Company’s common stock that will be purchased under the ASR will be based on the volume average weighted price of the Company’s common stock, subject to adjustment in accordance with the terms of the ASR, over a valuation period, which is expected to end around the end of the year unless JPM, at its option, designates an earlier valuation completion date. After the end of this period, the Company may receive additional shares of its common stock or, to the extent that the value of the initial number of shares delivered of the Company’s common stock, based on the volume weighted average price of the Company’s common stock (as adjusted) during the valuation period is greater than $500 million, be required to remit to JPM, at the Company’s election, cash or shares of its common stock.

The ASR is subject to terms customary for similar agreements, including terms providing for the effect of extraordinary corporate transactions and setting forth circumstances under which the ASR may be terminated early.

The preceding description of the ASR does not purport to be a complete description and is qualified in its entirety by the ASR which is filed as Exhibit 10.1 to this Current Report on Form 8–K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Confirmation, dated as of May 5, 2011 between J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch, and R.R. Donnelley & Sons Company, together with a Pricing Supplement.*

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.R. DONNELLEY & SONS COMPANY

Date: May 11, 2011	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Confirmation, dated as of May 5, 2011 between J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch, and R.R. Donnelley & Sons Company, together with a Pricing Supplement.*

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

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